UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 31, 2011

mBeach Software, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-159853	26-4742785
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

107 HASHMONAIM RD.
C/O MICHA AZOULAY CPA
TEL AVIV, ISRAEL 61202
 (Address of principal executive offices)

 +972-3-6353532
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant's Business and Operations
Item 1.01- Entry into a Material Agreement

On May 31, 2011 mBeach Software Inc. ("MBHS") entered into a binding Memorandum of Understanding ("MOU") to acquire 51% of Pomega, Inc., a cosmeceutical and nutraceutical company specializing in therapeutic skin care made with proprietary Omega 5 oil technology and knowhow and sold under the Pomega5® brand.

Pursuant to the terms of the MOU, MBHS will acquire 51% of Pomega, by investing no less than $2,550,000million in Pomega for the purchase of 30% of Pomega shares and by issuing shares of common stock of MBHS in exchange of 21% of the common stock of Pomega held by the Pomega shareholders. The MOU is binding for four months unless MBHS obtains an investment terms sheet which must be approved by Pomega of at least $2,000,000. Pomega has the right to terminate the MOU upon the occurrence of a material adverse change against MBHS or its directors, including a class action lawsuit or non-disclosure of a material fact.

The shares of MBHS to be issued to the Pomega shareholders shall have demand registration rights and/or piggyback rights.

During the term of the MOU neither party has the right to seek alternative direct investments without the written consent of the other.

Upon the execution of this MOU, the Parties shall set up a Trust arrangement held by a trustee to be nominated (the “Trustee”) who will ensure that the transfer of shares described above will be effectuated.

Tzeira Sofer, the principal of Pomega, shall instruct the Trustee as to the allocation and distribution of the MBHS shares to be allocated to the Pomega shareholders. Pomega will execute an employment agreement with Mrs. Sofer as the CEO and president of Pomega and issue her a preferred share granting her certain veto rights and protective rights, including the right to appoint officers and directors of Pomega and the appointment of a director to the board of MBHS.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the MOU which is attached hereto as Exhibit 10.1.

Forward Looking Statements

This report contains forward-looking statements, including, but not limited to, the ability of the company to raise the necessary funds to consummate the proposed acquisition, the ability of the company to file reports including financial statements with the Securities and Exchange Commission, statements regarding the future commercialization of Pomega and SCS’ products, the market demand for these products and the proprietary protections the Companies will obtain with regard to the technology and formulas, all of which statements are subject to market risks, and the possibility that the Company will not be able to obtain patents protection or obtain sufficient customer demand. These statements are made based upon current expectations and actual results may differ from those projected due to a number of risks and uncertainties.

For information on Pomega, visit their web site at  www.pomega5.com

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Memorandum of Understanding dated May 31, 2011 by and between Pomega Inc. and mBeach Software Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mBeach Software, Inc.

By:	/s/ Yossi Biderman
Name: Yossi Biderman
Title: CEO

Date:  June 6, 2011